Exhibit 99.1

Press Release Release date: March 1, 2018

Uniti Group Inc. Reports Fourth Quarter and Full Year 2017 Results

Announces Sale-Leaseback and Fiber Acquisition with TPx

•	Revenues of $246.3 Million and $916.0 Million for the Fourth Quarter and Full Year
•	Net Income of $0.12 Per Diluted Common Share for the Fourth Quarter and Net Loss of $0.13 Per Diluted Common Share for the Full Year
•	AFFO Per Diluted Common Share of $0.64 and $2.51 For the Fourth Quarter and Full Year
•	Introduces 2018 Financial Outlook

LITTLE ROCK, Ark., March 1, 2018 (GLOBE NEWSWIRE) – Uniti Group Inc. ("Uniti" or the “Company”) (Nasdaq: UNIT) today announced its results for the fourth quarter and full-year 2017.

“We deployed over $1 billion of capital during 2017 with the acquisitions of Hunt, Southern Light, and NMS and investments in our organic growth initiatives.  We expanded our customer relationships, successfully executed on our integration strategies, converted to an UpREIT structure, and favorably repriced our term loans. We continue to expect a multi-year investment cycle for communication infrastructure.  Deployments of infrastructure for 5G technologies, the FirstNet network in the U.S., and continuing expansion of the Red Compartida wholesale network in Mexico provide tremendous opportunities for our businesses,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “The announcement today of our TPx sale-leaseback transactions demonstrate the momentum we are gaining at Uniti Leasing, and the attractive economics of this vertical.  We expect Uniti Leasing will be an important contributor to our future growth as shared communication infrastructure is increasingly accepted within our industry.  With Uniti Leasing, Uniti Fiber and Uniti Towers, we now have three established businesses with attractive organic growth to supplement our acquisition strategy and further diversify our asset and customer base.”

QUARTERLY RESULTS

Revenues for the fourth quarter of 2017 were $246.3 million.  Net income and Adjusted EBITDA was $22.8 million and $198.0 million, respectively, for the same period.  Net income attributable to common shares was $20.5 million for the period, and included a $28.2 million income tax benefit related to the impact of tax reform under the Tax Cut and Jobs Act of 2017, and the release of tax related valuation allowances.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $112.4 million, or $0.64 per diluted common share.

Uniti Fiber contributed $66.6 million of revenues and $31.5 million of Adjusted EBITDA for the fourth quarter of 2017.  Uniti Fiber’s net success based capital expenditures during the quarter were $39.0 million.  Maintenance capital expenditures were $1.0 million.

FULL YEAR 2017 RESULTS

Revenues for the year ended December 31, 2017 were $916.0 million.  Net loss and Adjusted EBITDA was $8.8 million and $749.5 million, respectively, for the same period.  Net loss attributable to common shares was $16.6 million for the period, and included $38.0 million of transaction and integration costs, a $10.7 million charge for changes in the fair value of contingent consideration, partially offset by a $36.2 million income tax benefit related to the impact of tax reform and the release of tax related valuation allowances.  AFFO attributable to common shares was $424.8 million, or $2.51 per diluted common share.

Uniti Fiber contributed $202.8 million of revenues and $84.0 million of Adjusted EBITDA for the year ended December 31, 2017, and includes in the results of Hunt and Southern Light from their July 3, 2017 closing date.  Uniti Fiber’s net success based capital expenditures during the year were $127.0 million.  Maintenance capital expenditures were $4.4 million.

TPX SALE-LEASEBACK AND FIBER ACQUISITION

The Company has entered into agreements to acquire fiber assets from U.S. TelePacific Holding Corp. (“TPx”) for all-cash consideration of $95 million.  In the transactions, Uniti will acquire and leaseback to TPx, on a triple-net basis, 38,000 fiber strand miles located across California, Nevada, Texas, and Massachusetts.  In addition, Uniti will acquire and have exclusive use of 7,000 fiber strand miles located in Texas, which are adjacent to Uniti Fiber’s southern network footprint.  Uniti will also have non-exclusive rights to market, on behalf of TPx, certain of the fiber assets in California and Massachusetts.

The transactions are subject to customary closing conditions and are expected to close in two tranches, with the non-California assets expected to close in the second quarter and the remaining California assets to close in the third quarter of this year.  The initial lease term will be 15 years with five 5-year renewal options at TPx’s discretion. Upon closing of both transactions, annual cash rent will initially be $8.8 million with a fixed annual escalator of 1.5%. The Company expects to fund the transactions through borrowings on its revolving credit facility.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $59.8 million of unrestricted cash and cash equivalents, and $470 million of undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 5.8x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on February 7, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on April 13, 2018 to stockholders of record on March 30, 2018.

FULL YEAR 2018 OUTLOOK

Our current outlook excludes any future acquisitions, capital market transactions, transaction costs, and the impact of the TPx transaction.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2018 is as follows (in millions):

	Full Year 2018
Revenue	$999.0	to	$1,010.0
Adjusted EBITDA (1)	796.0	to	805.0
Interest expense (2)	320.0	to	320.0

Attributable to common shareholders:
Net income	10.1	to	19.1
FFO (1)	373.5	to	382.5
AFFO (1)	444.0	to	453.0

Weighted-average common shares outstanding - diluted	176.2	to	176.2
________________________
(1)See “Non-GAAP Financial Measures” below.
(2)Includes amortization of deferred financing costs and debt discounts.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID 4379417.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of December 31, 2017, Uniti owns 4.9 million fiber strand miles, approximately 700 wireless towers, and other communications real estate throughout the United States and Latin America. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, closing of the TPx transaction and our 2018 financial results.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the TPx transaction agreements may be modified or terminated prior to expiration; risks related to satisfying the conditions to the TPx transaction; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	December 31, 2017	December 31, 2016
Assets:
Property, plant and equipment, net	$3,053,889	$2,670,037
Cash and cash equivalents	59,765	171,754
Accounts receivable, net	43,652	15,281
Goodwill	673,729	262,334
Intangible assets, net	429,357	160,584
Straight-line revenue receivable	47,041	29,088
Derivative asset	6,793	-
Other assets	15,856	9,674
Total Assets	$4,330,082	$3,318,752

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$77,634	$40,977
Accrued interest payable	28,684	27,812
Deferred revenue	537,553	261,404
Derivative liability	-	6,102
Dividends payable	109,557	94,607
Deferred income taxes	55,478	28,394
Capital lease obligations	56,329	54,535
Contingent consideration	105,762	98,600
Notes and other debt, net	4,482,697	4,028,214
Total Liabilities	5,453,694	4,640,645

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	83,530	80,552

Shareholders’ Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 174,852 shares at December 31, 2017 and 155,139 at December 31, 2016	17	15
Additional paid-in capital	644,328	141,092
Accumulated other comprehensive income (loss)	7,821	(6,369)
Distributions in excess of accumulated earnings	(1,960,715)	(1,537,183)
Total Uniti shareholders’ deficit	(1,308,549)	(1,402,445)
Noncontrolling interests – operating partnership units	101,407	-
Total shareholders’ deficit	(1,207,142)	(1,402,445)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$4,330,082	$3,318,752

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Leasing	$172,206	$169,923	$685,099	$676,868
Fiber Infrastructure	66,633	31,573	202,791	70,568
Towers	3,376	229	10,055	500
Consumer CLEC	4,121	5,195	18,087	22,472
Total revenues	246,336	206,920	916,032	770,408

Costs and expenses:
Interest expense	78,759	70,787	305,994	275,394
Depreciation and amortization	116,801	100,522	434,205	375,970
General and administrative expense	22,496	11,783	72,045	35,402
Operating expense (exclusive of depreciation and amortization)	27,918	19,346	102,176	49,668
Transaction related costs	5,792	9,234	38,005	33,669
Other expense	1,646	-	11,284	-
Total costs and expenses	253,412	211,672	963,709	770,103

(Loss) income before income taxes	(7,076)	(4,752)	(47,677)	305
Income tax (benefit) expense	(29,873)	(382)	(38,849)	517
Net income (loss)	22,797	(4,370)	(8,828)	(212)
Net income attributable to noncontrolling interests	504	-	611	-
Net income (loss) attributable to shareholders	22,293	(4,370)	(9,439)	(212)
Participating securities’ share in earnings	(353)	(393)	(1,509)	(1,557)
Dividends declared on convertible preferred stock	(656)	(656)	(2,624)	(1,743)
Amortization of discount on convertible preferred stock	(745)	(744)	(2,980)	(1,985)
Net income (loss) attributable to common shareholders	$20,539	$(6,163)	$(16,552)	$(5,497)

Net income (loss) attributable to common shareholders – Basic	$20,539	$(6,163)	$(16,552)	$(5,497)
Mark-to-market loss (gain) on share settled contingent consideration arrangements	-	-	(4,944)	-
Net income (loss) attributable to common shareholders - Diluted	$20,539	$(6,163)	$(21,496)	$(5,497)
Weighted average number of common shares outstanding:
Basic	174,833	155,137	168,693	152,473
Diluted	174,833	155,137	168,989	152,473

Earnings (loss) per common share:
Basic	$0.12	$(0.04)	$(0.10)	$(0.04)
Diluted	$0.12	$(0.04)	$(0.13)	$(0.04)

Dividends declared per common share	$0.60	$0.60	$2.40	$2.40

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2017	2016
Cash flow from operating activities:
Net (loss)	$(8,828)	$(212)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	434,205	375,970
Amortization of deferred financing costs and debt discount	23,102	16,002
Deferred income taxes	(41,171)	(2,186)
Straight-line revenues	(15,136)	(17,293)
Stock based compensation	7,713	4,846
Change in fair value of contingent consideration	10,736	-
Other	872	936
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(10,524)	(3,516)
Other assets	(1,560)	(1,365)
Accounts payable, accrued expenses and other liabilities	5,851	2,806
Net cash provided by operating activities	405,260	375,988

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(761,887)	(488,788)
Acquisition of ground lease investments	(21,764)	(11,543)
NMS asset acquisitions	(69,729)	-
Capital expenditures - other	(166,028)	(34,900)
Net cash used in investing activities	(1,019,408)	(535,231)

Cash flows from financing activities:
Principal payment on debt	(21,080)	(22,027)
Dividends paid	(400,210)	(367,830)
Payments of contingent consideration	(19,999)	-
Proceeds from issuance of Notes	201,000	548,875
Borrowings under revolving credit facility	845,000	641,000
Payments under revolving credit facility	(565,000)	(641,000)
Capital lease payments	(3,237)	(1,549)
Deferred financing costs	(28,539)	(20,557)
Common stock issuance, net of costs	498,926	54,213
Purchase of noncontrolling interest	(560)	-
Distributions paid to noncontrolling interest	(2,498)	-
Net share settlement	(1,836)	(2,359)
Net cash provided by financing activities	501,967	188,766

Effect of exchange rate changes on cash and cash equivalents	192	(267)
Net (decrease) increase in cash and cash equivalents	(111,989)	29,256
Cash and cash equivalents at beginning of period	171,754	142,498
Cash and cash equivalents at end of period	$59,765	$171,754

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$15,285	$5,752
Tenant capital improvements	227,969	156,972
Acquisition of businesses through non-cash consideration	122,395	259,996

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss) attributable to common shareholders	$20,539	$(6,163)	$(16,552)	$(5,497)
Real estate depreciation and amortization	94,735	89,870	373,449	351,548
Participating securities’ share in earnings	353	393	1,509	1,557
Participating securities’ share in FFO	(383)	(393)	(1,509)	(1,557)
Adjustments for noncontrolling interests	(2,198)	-	(4,420)	-
FFO attributable to common shareholders	113,046	83,707	352,477	346,051
Transaction related costs	5,792	9,234	38,005	33,669
Change in fair value of contingent consideration	1,645	-	10,736	-
Amortization of deferred financing costs and debt discount	6,011	4,398	23,102	16,002
Stock based compensation	2,092	1,368	7,713	4,846
Non-real estate depreciation and amortization	22,066	10,652	60,756	24,422
Straight-line revenues	(4,281)	(4,119)	(15,136)	(17,293)
Maintenance capital expenditures	(980)	(1,232)	(4,434)	(3,327)
Amortization of discount on convertible preferred stock	745	744	2,980	1,985
Adjustment to deferred tax valuation allowance and tax rate change	(28,248)	-	(36,240)	-
Other non-cash (revenue) expense, net	(5,567)	(2,976)	(14,871)	(7,818)
Adjustments for noncontrolling interests	46	-	(264)	-
Adjusted FFO attributable to common shareholders	$112,367	$101,776	$424,824	$398,537

Per diluted common share:
EPS	$0.12	$(0.04)	$(0.13)	$(0.04)
FFO	$0.64	$0.54	$2.09	$2.27
AFFO	$0.64	$0.66	$2.51	$2.61

Weighted average common shares used to calculate basic earnings (loss) per common share	174,833	155,137	168,693	152,473
Effect of dilutive non-participating securities	594	138	296	129
Weighted average common shares used to calculate diluted FFO and AFFO per common share	175,427	155,275	168,989	152,602

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$22,797	$(4,370)	$(8,828)	$(212)
Depreciation and amortization	116,801	100,522	434,205	375,970
Interest expense	78,759	70,787	305,994	275,394
Income tax (benefit) expense	(29,873)	(382)	(38,849)	517
EBITDA	188,484	166,557	692,522	651,669
Stock based compensation	2,092	1,368	7,713	4,846
Transaction related costs	5,792	9,234	38,005	33,669
Other expense	1,646	-	11,284	-
Adjusted EBITDA	$198,014	$177,159	$749,524	$690,184

Adjusted EBITDA:
Leasing	$171,848	$169,202	$683,651	$675,114
Fiber Infrastructure	31,454	11,139	83,987	25,912
Towers	244	(266)	(831)	(1,123)
Consumer CLEC	1,042	1,199	4,556	5,074
Corporate	(6,574)	(4,115)	(21,839)	(14,793)
	$198,014	$177,159	$749,524	$690,184

Annualized Adjusted EBITDA (1)	$792,056

As of December 31, 2017:
Total Debt (2)	$4,683,216
Cash and cash equivalents	59,765
Net Debt	$4,623,451

Total Debt/Annualized Adjusted EBITDA	5.9x

Net Debt/Annualized Adjusted EBITDA	5.8x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $56.3 million of capital leases, but excludes $144.2 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2018
Net income attributable to common shareholders	$10.1 to $19.1
Noncontrolling interest share in earnings	0.5
Participating securities’ share in earnings	1.3
Dividends declared on convertible preferred stock	2.6
Amortization of discount on convertible preferred stock	3.0
Net income (2)	$17.5 to $26.5
Interest expense	320.0
Depreciation and amortization	460.0
Income tax benefit	(10.0)
EBITDA (2)	$787.4 to $796.4
Stock based compensation	8.7
Adjusted EBITDA (2)	$796.0 to $805.0

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2018
Net income attributable to common shareholders	$0.06 to $0.11
Real estate depreciation and amortization	2.11
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
Adjustments for noncontrolling interests	(0.05)
FFO attributable to common shareholders (2)	$2.12 to $2.17
Amortization of deferred financing costs and debt discount	0.14
Stock based compensation	0.05
Non-real estate depreciation and amortization	0.50
Straight-line revenues	(0.09)
Maintenance capital expenditures	(0.04)
Amortization of discount on convertible preferred stock	0.02
Non-cash taxes	(0.07)
Other non-cash revenue, net	(0.10)
Adjustments for noncontrolling interests	(0.01)
AFFO attributable to common shareholders (2)	$2.52 to $2.57

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2018
Interest expense on debt obligations	$295.0
Amortization of deferred financing cost and debt discounts	25.0
Interest expense (2)	$320.0

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; (iii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Jim Volk, 501-850-0872

Vice President, Finance & Investor Relations

jim.volk@uniti.com